BWX Technologies Announces Fourth Quarter and Full Year 2017 Results as It Looks to Another Year of Growth in 2018

•	2017 GAAP EPS of $1.47; non-GAAP EPS of $2.05

•	2017 consolidated revenue growth of 9%

•	Robust consolidated backlog of $4.0 billion

•	Announces 45% quarterly dividend increase to $0.16 per share

•	GAAP results include a one-time $55 million impact related to tax reform

•	Initiates 2018 guidance: EPS of $2.45 to $2.55; revenue of $1.75 to 1.85 billion

Lynchburg, VA - February 27, 2018 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT" or the "Company") reported fourth quarter 2017 revenue of $430 million, a 6.5% increase compared to $404 million in the fourth quarter of 2016. GAAP net loss for the fourth quarter 2017 was $16 million, or $0.16 per share, compared to GAAP net income of $34 million, or $0.34 per share, in the fourth quarter of 2016. Results were unfavorably impacted by tax reform in the amount of $55 million, primarily related to one-time, non-cash deferred tax asset write-downs. Non-GAAP net income for the fourth quarter of 2017 was $48 million, or $0.47 per share, compared to $47 million, or $0.46 per share, in the fourth quarter of 2016. A reconciliation of non-GAAP results is detailed in Exhibit 1.

Full year 2017 revenue was $1.69 billion, an 8.8% increase compared to $1.55 billion in 2016. GAAP Earnings Per Share (EPS) for the full year 2017, which include the $0.54 tax reform impact described above and an $0.07 unfavorable impact of non-cash, mark-to-market loss for pension and other post-retirement benefits, was $1.47 compared to $1.76 in 2016. Non-GAAP EPS for the full year 2017 was $2.05 compared to $1.76 in the prior year.

"BWXT had solid fourth quarter results and a capstone to an outstanding 2017 while continuing to deliver value to our customers and our shareholders," said John A. Fees, Executive Chairman. "The company grew EPS a remarkable 16 percent on top of 9 percent revenue growth. The NPG team completed the integration of BWXT Nuclear Energy Canada, which we believe will continue to offer significant long-term value for the Company. NOG continued to produce record results with a 22.8% operating margin for the year. Lastly, NSG continued to leverage our environmental management credentials to win new key multi-billion dollar contracts, including the Savannah River Site liquid waste services contract and the Los Alamos National Laboratory legacy cleanup contract.”

“I am also pleased to announce that the Board of Directors approved a 45 percent quarterly dividend increase to 16 cents per share. This represents our third increase in the cash dividend, which is now up 167 percent since the spin,” Fees continued, “The increase demonstrates confidence in our long-term outlook and our ability to generate cash and maximize shareholder value within our balanced capital allocation approach.”

Fourth Quarter and Full Year 2017 Segment Results
Nuclear Operations Group (NOG) segment revenue was $309 million for the fourth quarter of 2017, a 6.7% decrease from the prior-year period. Full year segment revenue was $1.27 billion, up slightly compared to 2016. NOG operating income was $69.9 million in the fourth quarter of 2017, an 8.8% decrease from the prior-year period. Full year segment operating income was a record $289.9 million, an 8.0% increase compared to 2016.

Nuclear Power Group (NPG) segment revenue was a record $85.0 million for the fourth quarter of 2017, a 105.7% increase from the prior-year period. Full year segment revenue was also a record at $285.8 million, a 76.9% increase compared to 2016, inclusive of $93 million attributed to the BWXT Nuclear Energy Canada acquisition. NPG operating income was $10.3 million in the fourth quarter of 2017, a 149.1% increase from the prior-year period. Full year segment GAAP operating income was $40.0 million, a 6.6% decrease compared to 2016 on a GAAP basis and a 43% increase on a non-GAAP basis.

Nuclear Services Group (NSG) segment operating income was $5.8 million for the fourth quarter of 2017, up significantly from the prior-year period. Full year segment GAAP operating income was $23.1 million, an 89.9% increase compared to 2016. Full year segment adjusted (non-GAAP) operating income was $15.2 million, a 25.0% increase compared to 2016.

"Our 2017 results were driven by superior execution from the entire BWXT team," said Rex D. Geveden, President and Chief Executive Officer. "Our backlog remains robust at $4 billion, with NPG backlog up an outstanding 35% in 2017. Our strong backlog coupled with our growth strategy gives us confidence in meeting our strong expectations for 2018 and beyond. We expect to drive future growth through a combination of organic demand, research and development-driven new products, and attractive M&A opportunities. Our balanced capital deployment approach remains unchanged, returning cash to shareholders through dividends and opportunistic share buybacks, while also providing the capital needed for organic growth and retaining the capacity for accretive acquisitions.”

Liquidity and Debt
The Company generated net cash from operating activities of $77.5 million in the fourth quarter of 2017 compared with net cash from operating activities of $147.4 million in the fourth quarter of 2016. At the end of the fourth quarter, the Company’s cash and short-term investments position, net of restricted cash, was $206.3 million.

As of December 31, 2017, outstanding balances under our credit facility included $513.1 million in term loans, no revolving line of credit borrowings, and $75.9 million in letters of credit. As a result, the Company had $324.1 million of remaining availability under its credit facility, excluding an additional $250 million accordion provision.

Quarterly Dividend
On February 22, 2018, our Board of Directors declared a quarterly cash dividend of $0.16 per common share. The dividend will be payable on March 29, 2018, to shareholders of record on March 12, 2018.

2018 Outlook
Initial guidance for expected adjusted earnings per share for 2018 is between $2.45 and $2.55, which excludes mark-to-market adjustments for pension and post-retirement benefits. Initial guidance for 2018 revenue is expected to be between $1.75 billion and $1.85 billion. The Company also expects the following for 2018:

•	NOG revenue in a range of $1.3 to $1.4 billion and operating margin in the high teens with upside potential

•	NPG revenue in a range of $300 to $350 million and operating margin of approximately 12%

•	NSG operating income of approximately $20 million

•	Research and development costs of approximately $15 million

•	Corporate unallocated costs of approximately $20 million

•	Other income primarily related to pension and other post-employment benefit plans in a range of $30 to $35 million

•	Effective non-GAAP tax rate in a range of 22% to 25%

•	An increase in capital expenditures to approximately $250 million to support growth initiatives across the company

•	Depreciation and amortization of approximately $60 million

Long-term Outlook
The company reiterates its long-term guidance that beyond 2017, we anticipate an EPS Compound Annual Growth Rate (CAGR) in the low-double digits over a three to five year period based on a robust organic growth strategy and balance sheet capacity.

Conference Call to Discuss Fourth Quarter and Full Year 2017 Results

Date:            Wednesday, February 28, 2018, at 9:00 a.m. EST
Live Webcast:    Investor Relations section of website at www.bwxt.com

Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues, anticipated benefits of BWXT Nuclear Energy Canada Inc., management’s plans and expectations for the NOG, NPG and NSG segments, as well as our outlook and guidance for 2018 and beyond. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, Federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog.  If one or more of these risks or other risks materialize, actual results may vary materially from those expressed.  For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2017 and subsequent quarterly reports on Form 10-Q.  BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (NYSE:BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical and management services to support the U.S. government in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components, services and fuel for the commercial nuclear power industry. With approximately 6,100 employees, BWXT has nine major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and two NASA facilities. Follow us on Twitter @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Alan Nethery		Jud Simmons
Vice President and Chief Investor Relations Officer		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

	Three Months Ended December 31, 2017
	GAAP	Pension & OPEB MTM (Gain) / Loss	Impairment (Gains) / Charges	One Time Tax (Benefit) / Losses	Executive Restructuring	Non-GAAP

Operating Income	$59.7	$11.0	$—	$—	$2.6	$73.3
Other Income (Expense)	(3.3)	0.0	—	—	—	(3.3)
Provision for Income Taxes	(71.9)	(4.2)	—	54.6	(1.0)	(22.4)
Net Income (Loss)	(15.5)	6.9	—	54.6	1.7	47.7
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	—	—	(0.2)
Net Income (Loss) Attributable to BWXT	$(15.7)	$6.9	$—	$54.6	$1.7	47.5

Diluted Shares Outstanding	99.4					100.4
Diluted Earnings per Common Share	$(0.16)	$0.07	$—	$0.54	$0.02	$0.47

Effective Tax Rate	127.6%					31.9%

	Three Months Ended December 31, 2016
	GAAP	Pension & OPEB MTM (Gain) / Loss	Impairment (Gains) / Charges	One Time Tax (Benefit) / Losses	Executive Restructuring	Non-GAAP

Operating Income	$45.8	$21.5	$—	$—	$4.5	$71.8
Other Income (Expense)	(2.3)	(0.2)	(0.1)	—	—	(2.6)
Provision for Income Taxes	(9.3)	(7.1)	0.6	(5.0)	(1.6)	(22.5)
Net Income	34.2	14.2	0.5	(5.0)	2.8	46.7
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	—	—	(0.2)
Net Income Attributable to BWXT	$34.0	$14.2	$0.5	$(5.0)	$2.8	46.5

Diluted Shares Outstanding	100.5					100.5
Diluted Earnings per Common Share	$0.34	$0.14	$0.00	$(0.05)	$0.03	$0.46

Effective Tax Rate	21.4%					32.5%

(1)	May not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

	Twelve Months Ended December 31, 2017
	GAAP	Pension & OPEB MTM (Gain) / Loss	Performance Guarantees Release	mPower Deconsolidation	Litigation	Impairment (Gains) / Charges	One Time Tax (Benefit) / Losses	Executive Restructuring	Non-GAAP

Operating Income	$308.9	$11.0	$—	$—	$(7.9)	$—	$—	$2.6	$314.7
Other Income (Expense)	(13.1)	0.0	—	—	—	(0.4)	—	—	(13.5)
Provision for Income Taxes	(147.4)	(4.2)	—	—	2.8	0.0	54.6	(1.0)	(95.1)
Net Income	148.4	6.9	—	—	(5.1)	(0.4)	54.6	1.7	206.1
Net Income Attributable to Noncontrolling Interest	(0.5)	—	—	—	—	—	—	—	(0.5)
Net Income Attributable to BWXT	$147.8	$6.9	$—	$—	$(5.1)	$(0.4)	$54.6	$1.7	205.6

Diluted Shares Outstanding	100.4								100.4
Diluted Earnings per Common Share	$1.47	$0.07	$—	$—	$(0.05)	$0.00	$0.54	$0.02	$2.05

Effective Tax Rate	49.8%								31.6%

	Twelve Months Ended December 31, 2016
	GAAP	Pension & OPEB MTM (Gain) / Loss	Performance Guarantees Release	mPower Deconsolidation	Framework Agreement & Litigation	Impairment (Gains) / Charges	One Time Tax (Benefit) / Losses	Executive Restructuring	Non-GAAP

Operating Income	$239.3	$21.5	$—	$—	$13.9	$—	$—	$4.5	$279.2
Other Income (Expense)	18.0	(0.2)	(9.3)	(13.6)	—	(1.6)	—	—	(6.6)
Provision for Income Taxes	(73.7)	(7.1)	3.4	—	(5.6)	—	(5.0)	(1.6)	(89.6)
Net Income	183.6	14.2	(5.9)	(13.6)	8.3	(1.6)	(5.0)	2.8	182.9
Net Income Attributable to Noncontrolling Interest	(0.6)	—	—	—	—	—	—	—	(0.6)
Net Income Attributable to BWXT	$183.1	$14.2	$(5.9)	$(13.6)	$8.3	$(1.6)	$(5.0)	$2.8	182.3

Diluted Shares Outstanding	103.8								103.8
Diluted Earnings per Common Share	$1.76	$0.14	$(0.06)	$(0.13)	$0.08	$(0.02)	$(0.05)	$0.03	$1.76

Effective Tax Rate	28.6%								32.9%

(1)	May not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
ASSETS

	December 31,
	2017	2016
	(In thousands)
Current Assets:
Cash and cash equivalents	$203,404	$125,641
Restricted cash and cash equivalents	7,105	6,130
Investments	2,934	14,517
Accounts receivable – trade, net	189,217	135,950
Accounts receivable – other	19,365	25,221
Contracts in progress	420,628	356,793
Other current assets	30,437	29,319
Total Current Assets	873,090	693,571
Property, Plant and Equipment	1,013,141	922,641
Less accumulated depreciation	664,512	622,955
Net Property, Plant and Equipment	348,629	299,686
Investments	9,301	9,013
Goodwill	218,331	210,788
Deferred Income Taxes	86,740	194,464
Investments in Unconsolidated Affiliates	43,266	42,854
Intangible Assets	110,405	114,748
Other Assets	22,577	14,691
TOTAL	$1,712,339	$1,579,815

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,
	2017	2016
	(In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$27,870	$27,370
Accounts payable	93,421	99,983
Accrued employee benefits	82,477	81,793
Accrued liabilities – other	64,738	72,105
Advance billings on contracts	246,192	147,148
Accrued warranty expense	13,428	11,477
Total Current Liabilities	528,126	439,876
Long-Term Debt	481,059	497,724
Accumulated Postretirement Benefit Obligation	21,368	19,059
Environmental Liabilities	79,786	81,711
Pension Liability	296,444	357,049
Other Liabilities	19,799	33,986
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 125,381,591 and 124,149,609 shares at December 31, 2017 and December 31, 2016, respectively	1,254	1,241
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; no shares issued	—	—
Capital in excess of par value	98,843	22,018
Retained earnings	990,652	885,117
Treasury stock at cost, 25,964,088 and 24,858,809 shares at December 31, 2017 and December 31, 2016, respectively	(814,809)	(762,169)
Accumulated other comprehensive income	9,454	3,811
Stockholders' Equity – BWX Technologies, Inc.	285,394	150,018
Noncontrolling interest	363	392
Total Stockholders' Equity	285,757	150,410
TOTAL	$1,712,339	$1,579,815

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$430,138	$403,860	$1,687,738	$1,550,573
Costs and Expenses:
Cost of operations	307,934	289,469	1,170,862	1,074,529
Research and development costs	1,922	1,364	7,190	6,407
Losses (gains) on asset disposals and impairments, net	(161)	12	(194)	(43)
Selling, general and administrative expenses	63,571	70,012	214,607	216,486
mPower framework agreement	—	—	—	30,000
Total Costs and Expenses	373,266	360,857	1,392,465	1,327,379
Equity in Income of Investees	2,780	2,820	13,612	16,069
Operating Income	59,652	45,823	308,885	239,263
Other Income (Expense):
Interest income	655	118	1,405	651
Interest expense	(3,619)	(3,067)	(14,879)	(8,393)
Other – net	(362)	628	369	25,747
Total Other Income (Expense)	(3,326)	(2,321)	(13,105)	18,005
Income before Provision for Income Taxes	56,326	43,502	295,780	257,268
Provision for Income Taxes	71,860	9,328	147,415	73,656
Net Income (Loss)	$(15,534)	$34,174	$148,365	$183,612
Net Income Attributable to Noncontrolling Interest	(157)	(182)	(521)	(555)
Net Income Attributable to BWX Technologies, Inc.	$(15,691)	$33,992	$147,844	$183,057
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$(0.16)	$0.34	$1.49	$1.79
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$(0.16)	$0.34	$1.47	$1.76
Shares used in the computation of earnings per share:
Basic	99,398,096	99,259,419	99,334,472	102,471,788
Diluted	99,398,096	100,537,794	100,369,190	103,840,738

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2017	2016
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$148,365	$183,612
Non-cash items included in net income from continuing operations:
Depreciation and amortization	56,557	50,554
Income of investees, net of dividends	2,520	(1,017)
Losses on asset disposals and impairments	(194)	(43)
Gain on deconsolidation of Generation mPower LLC	—	(13,571)
Provision for (benefit from) deferred taxes	93,461	(7,231)
Recognition of (gains) losses for pension and postretirement plans	12,823	22,940
Stock-based compensation and thrift plan expense	15,222	15,371
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(42,803)	28,570
Accounts payable	(7,476)	19,549
Contracts in progress and advance billings on contracts	35,272	(60,473)
Income taxes	15,124	13,216
Accrued and other current liabilities	(26,610)	18,542
Pension liability, accrued postretirement benefit obligation and employee benefits	(79,311)	(21,057)
Other, net	(796)	(9,112)
NET CASH PROVIDED BY OPERATING ACTIVITIES	222,154	239,850
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash and cash equivalents	(975)	9,234
Purchases of property, plant and equipment	(96,880)	(52,634)
Acquisition of businesses, net of cash acquired	(715)	(117,780)
Purchases of securities	(3,237)	(18,648)
Sales and maturities of securities	12,852	9,261
Proceeds from asset disposals	397	43
Investments, net of return of capital, in equity method investees	(2,789)	(9,165)
Other, net	691	—
NET CASH USED IN INVESTING ACTIVITIES	(90,656)	(179,689)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under Credit Agreement	109,400	539,500
Repayments under Credit Agreement	(137,053)	(305,906)
Payment of debt issuance costs	—	(682)
Repurchase of common shares	—	(292,997)
Dividends paid to common shareholders	(42,043)	(37,370)
Exercise of stock options	17,117	18,323
Cash paid for shares withheld to satisfy employee taxes	(8,049)	(9,254)
Other	(550)	(511)
NET CASH USED IN FINANCING ACTIVITIES	(61,178)	(88,897)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	7,443	(352)
TOTAL INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	77,763	(29,088)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	125,641	154,729
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$203,404	$125,641
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$14,252	$6,512
Income taxes (net of refunds)	$38,425	$66,291
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$8,454	$8,724

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$309,369	$331,458	$1,271,861	$1,269,272
Nuclear Services Group	37,103	33,044	137,249	128,021
Nuclear Power Group	84,967	41,304	285,831	161,572
Adjustments and Eliminations	(1,301)	(1,946)	(7,203)	(8,292)
TOTAL	$430,138	$403,860	$1,687,738	$1,550,573

SEGMENT INCOME:
Nuclear Operations Group	$69,908	$76,617	$289,852	$268,503
Nuclear Services Group	5,764	1,311	23,118	12,171
Nuclear Power Group	10,334	4,149	39,978	42,808
Other	(5,751)	(1,330)	(10,688)	(6,398)
SUBTOTAL	80,255	80,747	342,260	317,084
Unallocated Corporate	(9,560)	(13,456)	(22,332)	(26,353)
mPower Framework Agreement	—	—	—	(30,000)
Mark to Market Adjustment	(11,043)	(21,468)	(11,043)	(21,468)
TOTAL	$59,652	$45,823	$308,885	$239,263

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,028	$8,296	$31,289	$34,364
Nuclear Services Group	914	940	3,702	3,754
Nuclear Power Group	3,508	1,316	13,751	3,459
Other	—	—	—	—
Corporate	1,972	2,912	7,815	8,977
TOTAL	$14,422	$13,464	$56,557	$50,554

CAPITAL EXPENDITURES:
Nuclear Operations Group	$43,233	$19,726	$86,323	$43,546
Nuclear Services Group	1,025	322	1,514	528
Nuclear Power Group	621	37	3,856	3,102
Other	628	—	628	—
Corporate	2,012	1,684	4,559	5,458
TOTAL	$47,519	$21,769	$96,880	$52,634

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$3,304,416	$3,485,216	$3,304,416	$3,485,216
Nuclear Services Group	29,285	24,258	29,285	24,258
Nuclear Power Group	637,053	473,306	637,053	473,306
TOTAL	$3,970,754	$3,982,780	$3,970,754	$3,982,780

BOOKINGS:
Nuclear Operations Group	$642,969	$833,879	$1,089,740	$2,442,167
Nuclear Services Group	28,345	21,859	136,640	114,823
Nuclear Power Group	194,262	10,655	449,332	193,662
TOTAL	$865,576	$866,393	$1,675,712	$2,750,652